                                                                    EXHIBIT 99.2

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Shareholders
Inso Corporation, Inc.

                We have audited the accompanying statements of the divisional assets and liabilities of Information Exchange Division (the Division, two operating units of Inso Corporation, Inc.) as of January 31, 2000 and December 31, 1998, and the related statements of operations, divisional equity and cash flows for the years ended December 31, 1997 and 1998, one month ended January 31, 1999, and year ended January 31, 2000. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

                We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                In our opinion, the financial statements referred to above present fairly, in all material respects, the divisional assets and liabilities of Information Exchange Division as of January 31, 2000 and December 31, 1998 and the results of their operations and their cash flows for the years ended December 31, 1997 and 1998, one month ended January 31, 1999, and year ended January 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

                                                 /s/ Grant Thornton LLP



Minneapolis, Minnesota
August 18, 2000

                          INFORMATION EXCHANGE DIVISION
                      (DIVISION OF INSO CORPORATION, INC.)

                 STATEMENTS OF DIVISIONAL ASSETS AND LIABILITIES
                                 (IN THOUSANDS)

                                                                        December 31,          January 31,           April 30,
                ASSETS                                                   1998                   2000                  2000
                                                                      --------------       --------------        ---------
                                                                                                                 (unaudited)
CURRENT ASSETS
   Cash and equivalents                                                   $11,503               $   651              $ 4,019
   Accounts receivable, net                                                11,937                 9,036                9,167
   Prepaid expenses and other current assets                                  241                   107                  184
                                                                          -------               -------              -------
                Total current assets                                       23,681                 9,794               13,370

PROPERTY AND EQUIPMENT, NET                                                 1,377                 1,626                1,631

OTHER ASSETS
   Accounts receivable, net of current maturities                           1,783                   577                  510
   Product development costs, net                                           3,314                 4,855                4,902
   Goodwill, net                                                            2,744                 1,751                1,509
   Deferred taxes                                                             525                 1,273                1,370
                                                                          -------               -------              -------

                                                                          $33,424               $19,876              $23,292
                                                                          =======               =======              =======
                LIABILITIES AND DIVISIONAL EQUITY

CURRENT LIABILITIES
   Accounts payable                                                       $   217               $   533              $   210
   Deferred revenues                                                        3,922                 5,215                4,470
   Current maturities of capital lease                                         -                     75                   77
   Accrued compensation                                                       998                   834                1,111
   Accrued royalties                                                            9                   205                  205
   Other accrued expenses                                                     104                   297                  272
   Deferred taxes                                                             583                   503                  525
                                                                          -------               -------              -------

                Total current liabilities                                   5,833                 7,662                6,870

Deferred revenue, net of current portion                                    1,652                   414                  458
Capital lease, net of current maturities                                       -                    142                  123
                                                                          -------               -------              -------
                Total liabilities                                           7,485                 8,218                7,451

COMMITMENTS AND CONTINGENCIES                                                  -                     -                    -

DIVISIONAL EQUITY                                                          25,939                11,658               15,841
                                                                          -------               -------              -------

                                                                          $33,424               $19,876              $23,292
                                                                          =======               =======              =======


The accompanying notes are an integral part of these financial statements.

                          INFORMATION EXCHANGE DIVISION
                      (DIVISION OF INSO CORPORATION, INC.)

                       STATEMENTS OF DIVISIONAL OPERATIONS
                                 (IN THOUSANDS)


                                                        Years ended                                            Three months ended
                                                        December 31,          One Month          Year ended           April 30,
                                                  ---------------------         ended             January 31,  -------------------
                                                   1997           1998     January 31, 1999         2000        1999          2000
                                                  ------         ------    ----------------        ------      ------        -----
                                                                                                                    (unaudited)
Revenues
   Product licenses                              $29,487        $26,724          $  651            $23,847     $5,640        $5,277
   Services                                        1,830          2,490             209              3,154        740           593
                                                 -------        -------          ------            -------     ------        ------

       Total revenues                             31,317         29,214             860             27,001      6,380         5,870

Cost of revenues
   Product licenses                                1,941          2,015             155              2,037        456           565
   Services                                          331            648              52                977        120           162
                                                 -------        -------          ------            -------     ------        ------

       Total cost of revenues                      2,272          2,663             207              3,014        576           727
                                                 -------        -------          ------            -------     ------        ------

       Gross profit                               29,045         26,551             653             23,987      5,804         5,143

Operating expenses
   Sales and marketing                             5,300          5,222             281              6,802        929         1,996
   General and administrative                      5,354          3,895             358              4,882      1,513         1,174
   Research and development                        6,294          5,823             451              4,752      1,349         1,290
   Purchased in process research and development   1,800             -               -                  -          -             -
                                                 -------        -------          ------            -------     ------        ------


       Total operating expenses                   18,748         14,940           1,090             16,436      3,791         4,460
                                                 -------        -------          ------            -------     ------        ------

Income (loss) from operations                     10,297         11,611            (437)             7,551      2,013           683

Other income (expense)                                16             11              (8)                49          1            25
                                                 -------        -------          ------            -------     ------        ------

Income (loss) before income taxes                 10,313         11,622            (445)             7,600      2,014           708

Income taxes (benefit)                             4,194          4,424            (106)             3,020        799           286
                                                 -------        -------          ------            -------     ------        ------

Net income (loss)                                $ 6,119        $ 7,198          $ (339)           $ 4,580     $1,215        $  422
                                                 =======        =======          ======            =======     ======        ======

The accompanying notes are an integral part of these financial statements.

                          INFORMATION EXCHANGE DIVISION
                      (DIVISION OF INSO CORPORATION, INC.)

                         STATEMENTS OF DIVISIONAL EQUITY
                           PERIOD FROM JANUARY 1, 1997
                             THROUGH APRIL 30, 2000
                                 (IN THOUSANDS)


Balance at January 1, 1997                                                                                  $ 11,218

   Net issuance of additional capital/ (payment of constructive dividends)                                    (3,038)

   Net income for the year                                                                                     6,119
                                                                                                            --------

Balance at December 31, 1997                                                                                  14,299

   Net issuance of additional capital/ (payment of constructive dividends)                                     4,442

   Net income for the year                                                                                     7,198
                                                                                                            --------

Balance at December 31, 1998                                                                                  25,939

   Net issuance of additional capital/ (payment of constructive dividends)                                     1,436

   Net loss for the month ended January 31, 1999                                                                (339)
                                                                                                            --------

Balance at January 31, 1999                                                                                   27,036

   Net issuance of additional capital/ (payment of constructive dividends)                                   (19,958)

   Net income for the year                                                                                     4,580
                                                                                                            --------

Balance at January 31, 2000                                                                                   11,658

   Net issuance of additional capital/ (payment of constructive dividends) (unaudited)                         3,761

   Net income for the three months ended April 30, 2000 (unaudited)                                              422
                                                                                                            --------

Balance at April 30, 2000 (unaudited)                                                                       $ 15,841
                                                                                                            ========


The accompanying notes are an integral part of these financial statements.

                          INFORMATION EXCHANGE DIVISION
                      (DIVISION OF INSO CORPORATION, INC.)

                       STATEMENTS OF DIVISIONAL CASH FLOWS
                                 (IN THOUSANDS)


                                                         Years ended                                           Three months ended
                                                          December 31,       One month         Year ended            April 30,
                                                       -----------------        ended          January 31,    --------------------
                                                        1997       1998     January 31, 1999      2000          1999        2000
                                                       ------     ------    ----------------     ------       ------        ------
                                                                                                                   (unaudited)
Operating activities:
   Net income (loss)                                  $ 6,119    $ 7,198       $  (339)         $  4,580      $ 1,215        $  422
   Adjustments to reconcile net income (loss)
     to cash flows from operating activities:
       Depreciation and amortization                    2,140      2,631           244             2,941          686           591
       (Gain) loss on sale of property and
         equipment                                        (79)        (1)           -                117           -             -
       Changes in operating assets and
         liabilities                                   (1,736)        53         2,112             1,897       (1,115)         (988)
                                                      -------    -------       -------          --------      -------        ------
           Net cash flows provided by
              operating activities                      6,444      9,881         2,017             9,535          786            25

Investing activities:
   Purchases of property and equipment                 (1,375)      (586)          (30)             (738)         (46)         (196)
   Product development costs                           (1,773)    (2,234)         (178)           (2,936)        (841)         (205)
   Purchase of intangibles                               (258)        -             -                 -            -             -
                                                      -------    -------       -------          --------      -------        ------

           Net cash flows used in investing
              activities                               (3,406)    (2,820)         (208)           (3,674)        (887)         (401)

Financing activities:
   Payments under capital lease                            -          -             -                 -            -            (17)
   Net issuance of additional capital/
     (payment of constructive dividends)               (3,038)     4,442         1,436           (19,958)       3,666         3,761
                                                      -------    -------       -------          --------      -------        ------

           Net cash flows provided by (used
              in) financing activities                 (3,038)     4,442         1,436           (19,958)       3,666         3,744
                                                      -------    -------       -------          --------      -------        ------

           Net increase (decrease) in cash                 -      11,503         3,245           (14,097)       3,565         3,368

Cash and equivalents at beginning of period                -          -         11,503            14,748       14,748           651
                                                      -------    -------       -------          --------      -------        ------

Cash and equivalents at end of period                 $    -     $11,503       $14,748          $    651      $18,313        $4,019
                                                      -------    -------       -------          --------      -------        ------

Supplemental disclosure of cash flows information:
     Cash paid for interest                           $    -     $    -        $    -           $      6      $    -         $    6
     Cash paid for income taxes                            -          -             -                 -            -             -

Non-cash financing and investing activities:
   Equipment acquired with capital lease
     obligation                                       $    -     $    -        $    -           $    243      $    -         $   -

Detail of changes in operating assets and liabilities:
     Accounts receivable                              $(2,270)   $ 2,010       $ 1,487          $  2,620      $(1,210)       $  (64)
     Prepaid expenses and other assets                   (437)       (53)            6              (620)        (253)         (174)
     Accounts payable                                     552        524           (48)              364          (35)         (323)
     Deferred revenues                                    416        383           505              (450)         165          (701)
     Accrued compensation                                 423       (334)           97              (261)         (17)          277
     Accrued royalties                                      4          5            (4)              200           -             -
     Other accrued expenses and other liabilities        (424)    (2,482)           69                44          235            (3)
                                                      -------    -------       -------          --------      -------        ------


           Net changes in operating assets
              and liabilities                         $(1,736)   $    53       $ 2,112          $  1,897      $(1,115)       $ (988)
                                                      =======    =======       =======          ========      =======        ======


The accompanying notes are an integral part of these financial statements.

                          INFORMATION EXCHANGE DIVISION
                      (DIVISION OF INSO CORPORATION, INC.)

                          NOTES TO FINANCIAL STATEMENTS

                                 (IN THOUSANDS)

               (INFORMATION AS OF APRIL 30, 2000 AND FOR THE THREE MONTHS ENDED APRIL 30, 1999 AND 2000 IS UNAUDITED)




NOTE A  -  NATURE OF BUSINESS AND BASIS OF PRESENTATION

   Information Exchange Division (the "Division") represents two operating units (Inso Chicago Corporation and Inso Kansas City Corporation) of Inso Corporation ("the Company"). The Division's customers are primarily located throughout the United States and in Europe.

   The Division is engaged principally in providing text access, conversion and high-fidelity viewing solutions for various information formats across a broad range of platforms and computing environments. The Division markets its solutions worldwide, principally to manufacturers and developers of computer hardware and software. The Division's products enable customers to provide comprehensive information access solutions to delivering business information in both connected and wireless computing environments.

   The accompanying financial statements have been prepared from the books and records maintained by the Division and by the Company. The Statements of Divisional Operations include allocation of certain administrative expenses which were determined based on proportional cost allocation methods which management of the Division believes are reasonable and present the operations of the Division as though it was on a stand alone basis. Additionally, the divisional equity gives effect to balances due from or to affiliates, to reclassify such amounts as capital contributions when they represented net advances from affiliates and constructive dividends when such amounts represented net advances to affiliates. Accordingly, the accompanying financial statements may not necessarily be indicative of the results of operations that would have been obtained if the Division had been operated as an independent entity.

   In November 1998, the Board of Directors approved a change in the Company's fiscal year to February 1 through January 31, effective for the twelve-month period ending January 31, 2000. Through December 31, 1998, the Company reported results on a calendar year basis.

   The accompanying financial statements and related footnote data as of April 30, 2000 and for the three months ended April 30, 1999 and 2000 are unaudited, but in the opinion of management include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation thereof. The results of operations for the three months ended April 30, 1999 and 2000 are not necessarily indicative of the results for the full year.

NOTE B  -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Revenue Recognition

   The Division derives its revenues from product license fees with corporate, government, Original Equipment Manufacturer (OEM) customers and channel-partners; software maintenance fees from site-license agreements with corporate and government customers; royalties, including initial non-refundable royalties from license arrangements with OEMs and channel-partners; and professional services fees for services provided to licensees of its products.

   Revenue from software product license fees (excluding royalties) is recognized when there is evidence of an arrangement for a fixed and determinable fee that is probable of collection and the software has been delivered to the customer. Royalty revenues are generally recognized in the Division's financial statements in the period in which the amounts due to the Division have been determined based on the terms of the royalty agreement. Typically, the Division's software licenses do not include significant post-delivery obligations to be fulfilled by the Division and payments are due within a twelve month period from the date of delivery. Consequently, license fee revenue is generally recognized upon shipment of the technology.

   Revenue for maintenance agreements is recognized as service income over the term of the agreement using the straight-line method. Revenue from training, consulting, and implementation services is recognized as services are performed.

   Customer advances, prepaid maintenance revenue and billed amounts due from customers in excess of revenue recognized are recorded as deferred revenue.

   Accounts Receivable

   Accounts receivable is presented net of allowances of $1,939, $2,194 and $2,194 as of December 31, 1998, January 31, 2000, and April 30, 2000,
   respectively. Credit is extended based on an evaluation of the customer's financial condition and a cash deposit is generally not required. The Company estimates its potential losses on trade receivables on an ongoing basis and provides for anticipated losses in the period in which the revenues are recognized. Credit losses have historically been within management's expectations.

   Long-term accounts receivable represent advance billings on long-term contracts which are recorded as deferred revenue until the revenue is earned.

   Product Development Costs

   Software and other costs incurred in connection with product development is capitalized once the technological feasibility is established. The product development costs that may be capitalized are subject to limitations based on the net realizable value of the potential product.

   Amortization of capitalized product development costs begins when the related product is available for general release to customers. These costs are amortized using the shorter of the estimated future product revenue streams or the straight-line method over periods not exceeding three years.

   Acquired developed software is capitalized as part of the allocation of the purchase price on the basis of the estimated fair market value. Acquired developed software is amortized on the lessor of the straight-line basis over its estimated useful life ranging from two to three years or the useful life of the Division's product.

   Amortization of product development costs of $503, $1,036, and $1,441 for the years ended December 31, 1997 and 1998 and January 31, 2000, respectively, and $333 and $511 for the three months ended April 30, 1999 and 2000, is included as a component of cost of revenues. Amortization of $132 for the one month ended January 31, 1999 is included as a component of cost of revenues.

   Property and Equipment

   Property and equipment including leasehold improvements are recorded at cost. Amortization is provided on leasehold improvements using the straight-line method over the economic life of the asset or the lease term, whichever is shorter. For property and equipment, depreciation is provided using primarily the straight-line method over the estimated economic life of the assets, generally three to five years.

   Goodwill

   Goodwill, representing the excess of purchase price over fair value of net assets acquired, is being amortized on a straight line basis over five to seven years. Accumulated amortization was $2,658, $3,650, and $3,892 at December 31, 1998, January 31, 2000 and April 30, 2000.

   In accordance with the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", if facts and circumstances suggest that an impairment may have occurred, the unamortized balances of these assets are reviewed. If indicators of impairment are present, and the estimated undiscounted cash flows to be derived from the related assets are not expected to be sufficient to recover the asset's carrying amount, an impairment loss is charged to expense in the period identified. We noted no impairment to goodwill for the periods ended December 31, 1997, 1998, January 31, 1999, January 31, 2000, April 30, 1999 and April 30, 2000.

   Advertising

   The Division expenses the cost of advertising as it is incurred. Advertising expense for the years ended December 31, 1997 and 1998 and January 31, 2000 and for the three months ended April 30, 1999 and 2000, was $144, $133, $435, $19, and $152. Advertising expense for the month ended January 31, 1999 was $10.

   Use of Estimates

   Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE C  -  BUSINESS ACQUISITION

   On February 6, 1997, the Company acquired the intellectual property and certain other assets of Adobe Systems Inc.'s document access and conversion business, formerly known as Mastersoft, for $2,965 in cash. The transaction was accounted for as a purchase and has been included in the Division's financial statements since the date of acquisition. The purchase price has been allocated on the basis of the estimated fair market value of the assets acquired and liabilities assumed. The acquisition included the purchase of certain technology under research and development, which resulted in a charge to the Division's results for the year ended December 31, 1997 of $1,800. Intangible assets of approximately $258 were recorded at the time of the acquisition and are being amortized on a straight-line basis over their estimated useful lives of five years.


NOTE D  -  PROPERTY AND EQUIPMENT

   Property and equipment consists of the following:

                                                               December 31,           January 31,      April 30,
                                                                  1998                  2000             2000
                                                               ------------           -----------      ---------
     Equipment and furniture                                     $3,909                 $4,645           $4,841
     Leasehold improvements                                         241                    232              232
                                                                 ------                 ------           ------
                                                                  4,150                  4,877            5,073
     Less accumulated depreciation                                2,773                  3,251            3,442
                                                                 ------                 ------           ------

                                                                 $1,377                 $1,626           $1,631
                                                                 ======                 ======           ======

NOTE E  -  INCOME TAXES

   The activity of the Division has been included in the income tax returns of the Company. For financial reporting purposes, the Division has been allocated a provision for income taxes in an amount generally equivalent to the provision that would have resulted had the Division filed separate income tax returns. Tax liabilities related to these provisions are recorded through divisional equity. The provision for income tax expense (benefit) consists of the following:

                                                            One month                           Three months ended
                              Years ended December 31,        ended        Year ended                April 30,
                              ------------------------      January 31,    January 31,       ---------------------------
                                1997           1998            1999           2000            1999             2000
                              ------        ----------      -----------    -----------       ------            -----
     Current
       Federal                $3,886        $ 5,348           $(174)         $3,076          $  813            $284
       State                   1,228          1,182             -               841             222              77
                              ------        -------           -----          ------          ------            ----
                               5,114          6,530            (174)          3,917           1,035             361
     Deferred
       Federal                  (783)        (1,790)             58            (762)           (201)            (64)
       State                    (137)          (316)             10            (135)            (35)            (11)
                              ------        -------           -----          ------          ------            ----
                                (920)        (2,106)             68            (897)           (236)            (75)
                              ------        -------           -----          ------          ------            ----

     Total income tax
       (benefit) expense      $4,194        $ 4,424           $(106)         $3,020          $  799            $286
                              ======        =======           =====          ======          ======            ====

   Differences between the effective tax rate and the statutory federal tax rate is as follows:

                                                            One month                           Three months ended
                              Years ended December 31,        ended        Year ended                April 30,
                              ------------------------      January 31,    January 31,       ---------------------------
                                1997           1998            1999           2000            1999             2000
                              ------        ----------      -----------    -----------       ------            -----
     Federal statutory
       income tax rate          34.0%         34.0%            34.0%           34.0%           34.0%           34.0%
     State income
       taxes, net of
       federal benefit           7.0           4.9             (6.8)            7.3             6.1             6.2
     Other                      (0.3)         (0.8)            (3.4)           (1.6)           (0.5)            0.2
                               -----          ----             ----            ----            ----            ----
                                40.7%         38.1%            23.8%           39.7%           39.6%           40.4%
                               =====          ====             ====            ====            ====            ====


   The tax effects of temporary differences that give rise to significant portions of deferred tax assets and deferred tax liabilities were as follows:

                                                           December 31,        January 31,
                                                               1998               2000               April 30, 2000
                                                           ------------       ------------           --------------
     Deferred tax asset (liability)
       Short-term deferred taxes
         Accounts receivable and other reserves
                                                             $   776             $   878                $   878
         Deferred revenue                                     (1,359)             (1,381)                (1,403)
                                                              ------              ------                 ------
              Short-term deferred tax liability                 (583)               (503)                  (525)

       Long-term deferred taxes
         Depreciation and amortization                           996                 599                    614
         Research and development                               (560)                585                    667
         Other                                                    89                  89                     89
                                                             -------             -------                  -----
              Long-term deferred tax asset                       525               1,273                  1,370
                                                             -------             -------                  -----

                                                            $    (58)           $    770                $   845
                                                             =======             =======                 ======

   Deferred tax liabilities and deferred tax assets reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.


NOTE F  -  EMPLOYEE BENEFIT PLAN

   The Company has a 401(k) retirement plan (the Plan), available to substantially all of the Division's domestic employees. Eligible employees are permitted to make pre-tax contributions, up to 15% of their compensation subject to an annual limit. Under the Plan, the Company may make contributions either in cash or common stock of the Company at the discretion of the Company's Board of Directors. The contribution may match in whole or in part the salary deferral contributions of the participants and/or represent additional profit-sharing contributions tied to the Company's net income performance. During the years ended December 31, 1997 and 1998 and January 31, 2000, the Division's total matching contribution amounted to approximately $145, $203 and $298, respectively and $66 and $86 for the three months ended April 30, 1999 and 2000. For the month ended January 31, 1999, the Division's contribution was $16. All of the Company matching contributions have been made in the form of cash, for all periods presented.


NOTE G  -  COMMITMENTS AND CONTINGENCIES

   Operating Leases

   The Division has various lease agreements for office space and certain equipment under operating leases that expire between 2002 and 2007. The Division's office space leases include certain renewal and expansion options, escalation clauses for the Company's proportionate share of increases in building maintenance costs, and periods of free rent. At January 31, 2000, future minimum lease commitments for non-cancelable leases are as follows:

                   2001                                       $  534
                   2002                                          542
                   2003                                          558
                   2004                                          575
                   2005                                          494
                 Thereafter                                      858
                                                              ------

                                                              $3,561
                                                              ======


   Rent expense was approximately $745, $522 and $773, for the years ended December 31, 1997 and 1998 and January 31, 2000, respectively and $217 and $238 for the three months ended April 30, 1999 and 2000. Rent expense was approximately $71 for the month ended January 31, 1999.



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

NOTE G  -  COMMITMENTS AND CONTINGENCIES  -  Continued

   Capital Lease Obligations

   The Division leases certain machinery and equipment under a capital lease, which is secured by the equipment acquired. As of January 31, 2000, scheduled future minimum payments approximate $93 in both fiscal 2001 and 2002 and $61 in fiscal 2003. Of the total future minimum payments of $247, approximately $30 represents interest charges.

   The cost of equipment subject to capital leases totaled $243 with accumulated depreciation of $40 at January 31, 2000.

   Claims

   The Division is subject to claims in the normal course of its business operations. Management believes, the outcome of these claims will not have a material impact on the Division's financial position.


NOTE H  -  SEGMENTS OF BUSINESS AND GEOGRAPHIC AREA INFORMATION

   The Division operates in a single reporting segment. A summary of the Division's operations by geographic area is as follows:

                                        Years ended            One month                          Three months ended
                                        December 31,             ended           Year ended           April 30,
                                    ---------------------     January 31,        January 31,      ------------------
                                      1997         1998           1999              2000           1999         2000
                                    --------     --------     -----------        -----------      ------       -----
   Revenues:
     United States                   $21,715      $21,579         $852             $15,222        $5,421       $3,954
     Europe                            5,498        4,573            6               4,548           411        1,469
     Canada                            2,223          774           -                2,755           356          125
     Other                             1,881        2,288            2               4,476           192          322
                                     -------      -------         ----             -------        ------       ------

                                     $31,317      $29,214         $860             $27,001        $6,380       $5,870
                                     =======      =======         ====             =======        ======       ======

NOTE H  -  SEGMENTS OF BUSINESS AND GEOGRAPHIC AREA INFORMATION  -
           Continued

   Sales are attributed to countries or region based on the location of the customer. Substantially all long-lived assets are located in the United States.


NOTE I  -  SIGNIFICANT CUSTOMERS

   The Division had revenues from one customer totaling $3,304 (11% of revenues) in 1998, Accounts receivable from this customer was $67 at December 31, 1998.


NOTE J  -  SUBSEQUENT EVENTS

   On July 10, 2000, the Division and the Company entered into an agreement and plan of merger with IntraNet Solutions, Inc., a Minnesota corporation. Under terms of the agreement, IntraNet Solutions, Inc. acquired the Division for $55 million in cash. Pursuant to the merger agreement, Inso Corporation entered into a license agreement with the Division under which Inso Corporation licenses the right to use certain software owned by the Division in exchange for royalty payments of not less than $1.5 million.







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